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                                                                   EXHIBIT 10.60

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is entered into this date by and between ALAMOSA PCS, INC., a Texas corporation, having its principal executive office located at 4403 Brownfield Highway, Lubbock, Texas 79407 (the "Company"), and MARGARET COUCH, an individual residing at Lubbock, Texas (the "Employee").

                                   WITNESSETH:

         WHEREAS, the parties are entering into this Agreement to set forth and confirm their respective rights and obligations with respect to the Employee's employment by the Company.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

         1. EMPLOYMENT; TERM; DUTIES. The Company hereby employs the Employee as Vice President and General Manager. The term of the Employee's employment, pursuant to this Agreement, will commence on February 3, 2000 (the "Commencement Date"), and will continue until the date that is immediately prior to the fourth
(4th) anniversary of the Commencement Date (the "Termination Date"), or the termination of this Agreement as described in Section 5 hereof, whichever shall occur first. The Employee hereby accepts such employment, and agrees to devote his full time and effort to the business and affairs of the Company with such duties consistent with the Employee's position as may be assigned to him from time to time by the Chief Executive Officer ("CEO") or the Chief Operating Officer ("COO") of the Company. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be deemed to impose any obligation on the Company or any of its subsidiaries to continue to employ the Employee, or on the Employee to remain in the employ of the Company or any of its subsidiaries.

         2. COMPENSATION. In consideration of all services rendered by the Employee during the term of his employment, pursuant to this Agreement, the Company will provide the Employee with the following compensation:

              (A) BASE SALARY. The Company will pay the Employee a base salary at the annual rate of $90,000.00, payable periodically but no less often than semi-monthly, in substantially equal amounts, in accordance with the Company's payroll practices from time to time in effect. The Company will review the Employee's base salary at least once each year and may, in its discretion, increase the Employee's base salary.

              (B) BONUS. In addition to the Employee's base salary, the Employee shall be eligible to receive a bonus (a "Quarterly Bonus") for each calendar quarter in an amount, if any, determined by the Company based on performance goals established from time to time by the Company. Any

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              Quarterly Bonus owing to the Employee shall be paid within forty-five (45) days following the end of the applicable calendar quarter.

The Employee will receive no additional compensation for serving the Company in any other capacity.

         3. EMPLOYEE BENEFITS. The Employee will be entitled to participate in all incentive, retirement, profit-sharing, life, medical, disability and other benefit plans and programs (collectively "Benefit Plans") as are from time to time generally available to other executives of the Company with comparable responsibilities, subject to the provisions of those programs. Without limiting the generality of the foregoing, the Company will provide the Employee with basic health and medical benefits on the terms that such benefits are provided to other employees of the Company with comparable responsibilities. The Employee will also be entitled to holidays, sick leave and vacation in accordance with the Company's policies as they may change from time to time.

         4. EXPENSES.

              (a) Reimbursement for Expenses. The Company will promptly reimburse the Employee, in accordance with the Company's policies and practices in effect from time to time, for all expenses reasonably incurred by the Employee in performance of the Employee's duties under this Agreement, including reimbursement for miles driven by the Employee in furtherance of the Company's business ("Business Mileage").

                   (1) Reimbursement for Business Mileage shall be at the rate of eighteen cents (18(cent)) per mile.

                   (2) Business mileage does not include commuting from Employee's residence to the Company's headquarters.

                   (3) Employee is responsible for proper substantiation and reporting of Business Mileage and/or actual expenses.

                   (4) Employee acknowledges that the payment to him of a monthly vehicle allowance plus the standard mileage rate may result in taxable income if the business portion of actual automobile expenses is less than the total amount paid to employee under this subsection, or if employee does not maintain the records required by the Internal Revenue Code and the Regulations thereunder. Employee has been advised to consult a tax advisor to determine the taxability of payments under this subsection, and the record keeping requirements associated with the travel and expenses associated with such payments.

              (b) Vehicle Allowance. In addition to reimbursed expenses, Employee is entitled to $400.00 per month as a vehicle allowance.

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         5. TERMINATION. The Employee's employment by the Company: (a) shall terminate upon the Employee's death or disability (as defined below); (b) may be terminated by the Company for any reason other than cause or non-performance at any time; (c) may be terminated by the Company for cause (as defined below) at any time; (d) may be terminated by the Employee at any time upon forty-five (45) days' prior written notice delivered by the Employee to the Company; and (e) may be terminated by the Company for non-performance by the Employee at any time.

              (a) The term "disability" means the determination under the Company's Long-Term Disability Plan that the Employee is eligible to receive a disability benefit.

              (b) The term "cause" in the event of termination of the Employee's employment by the Company means (i) any breach of Sections 7 or 9 of this Agreement by Employee which has a material adverse effect on the Company and which is not or cannot be cured within thirty
              (30) days after notice from the COO thereof; (ii) commission of any act of fraud, embezzlement or dishonesty by the Employee that is materially and demonstrably injurious to the Company; or (iii) any other intentional misconduct by the Employee adversely affecting the business or affairs of the Company in a material manner. The term "intentional misconduct by the Employee adversely affecting the business or affairs of the Company" shall mean such misconduct that is detrimental to the business or the reputation of the Company as it is perceived both by the general public and the telecommunications industry.

              (c) The term "non-performance by the Employee" in the event of termination of the Employee's employment by the Company means the determination by the COO of the Company, in his sole and absolute discretion, that the Employee is not performing his duties under this Agreement after the COO has delivered to the Employee written notice which specifically identifies the manner in which the COO believes he is not performing his duties and which is not or cannot be cured within 15 days after such written notice is delivered to the Employee.

         6.   CONSEQUENCES OF TERMINATION.

              (A) CONSEQUENCES OF TERMINATION ON EMPLOYEE'S DEATH OR DISABILITY. If the Employee's employment is terminated prior to the Termination Date, because of the Employee's death or disability,
              (i) subject to Section 6(f) hereof, this Agreement terminates immediately; (ii) the Company will pay the Employee, or his legal representative or estate, as the case may be, in full satisfaction of all of its compensation (base salary and bonus) obligations under this Agreement, an amount equal to the sum of any base salary due to the Employee through the last day of employment, plus any accrued bonus to which the Employee may have been entitled on the last day of employment, but had not yet been

                                       3
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              received; and (iii) the Employee's benefits and rights under any
              Benefit Plan shall be paid, retained or forfeited in accordance with the terms of such plan; provided, however, that Employer shall have no obligation to make any payments toward these benefits for Employee from and after termination.

              (B) CONSEQUENCES OF TERMINATION BY THE COMPANY FOR ANY REASON OTHER THAN FOR CAUSE OR FOR NON-PERFORMANCE OF EMPLOYEE

                   (1) If the Employee's employment is terminated by the Company prior to the Termination Date, for any reason other than for cause or non-performance of Employee, (i) subject to Section 6(f) hereof, this Agreement terminates immediately; (ii) the Company will pay the Employee, in full satisfaction of all of its compensation (base salary and bonus) obligations under this Agreement, an amount equal to the sum of any base salary due to the Employee through the last day of employment, plus any accrued bonus to which the Employee may have been entitled on the last day of employment, but had not yet been received; (iii) the Company will pay the Employee, within sixty (60) days of such termination, a lump sum severance payment equal to one (1) month's base salary as in effect at the date of employment termination for every three hundred sixty-five (365) days of the Employee's employment with the Company, but in no event less than three (3) month's base salary; and (iv) the Employee's benefits and rights under any Benefit Plan, other than any basic health and medical benefit plan, shall be paid, retained or forfeited in accordance with the terms of such plan; provided, however, that Employer shall have no obligation to make any payments toward these benefits for Employee from and after termination.

                   (2) Any payment pursuant to clause (b)(1)(iv) above (the "Termination Payment"):

                        a. will be subject to offset for any advances, amounts receivable, and loans, including accrued interest, outstanding on the date of the employment termination; and

                        b. will not be subject to offset on account of any remuneration paid or payable to the Employee for any subsequent employment the Employee may obtain, whether during or after the period during which the Termination Payment is made, and the Employee shall have no obligation whatever to seek any subsequent employment.

              (C) CONSEQUENCES OF TERMINATION FOR CAUSE BY THE COMPANY. If the Employee's employment is terminated by the Company prior to the

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              Termination Date, for cause, (i) subject to Section 6(f) hereof, this Agreement terminates immediately; (ii) the Company will pay the Employee, in full satisfaction of all of its compensation (base salary and bonus) obligations under this Agreement, an amount equal to the sum of any base salary due to the Employee through the last day of employment, plus any accrued bonus to which the Employee may have been entitled on the last day of employment, but had not yet been received; and (iii) the Employee's benefits and rights under any Benefit Plan shall be paid, retained or forfeited in accordance with the terms of such plan; provided, however, that Employer shall have no obligation to make any payments toward these benefits for Employee from and after termination.

              (D) CONSEQUENCES OF TERMINATION BY THE EMPLOYEE FOR ANY REASON OTHER THAN EMPLOYEE'S DEATH OR DISABILITY. If, upon forty-five
              (45) days' prior written notice to the Company by the Employee, the Employee's employment is terminated by the Employee prior to the Termination Date, for any reason other than Employee's death or disability, (i) subject to Section 6(f) hereof, this Agreement terminates immediately; (ii) the Company will pay the Employee, in full satisfaction of all of its compensation (base salary and bonus) obligations under this Agreement, an amount equal to the sum of any base salary due to the Employee through the last day of employment, plus any accrued bonus to which the Employee may have been entitled on the last day of employment, but had not yet been received; and (iii) the Employee's benefits and rights under any Benefit Plan, other than any basic health and medical benefit plan, shall be retained or forfeited in accordance with the terms of such plan; provided, however, that Employer shall have no obligation to make any payments toward these benefits for Employee from and after termination.

              (E) CONSEQUENCES OF TERMINATION BY THE COMPANY FOR NON-PERFORMANCE BY THE EMPLOYEE. If the Employee's employment is terminated by the Company prior to the Termination Date, for non-performance by the Employee (i) subject to Section 6(f) hereof, this Agreement terminates immediately; (ii) the Company will pay the Employee, in full satisfaction of all of its compensation (base salary and bonus) obligations under this Agreement, an amount equal to the sum of any base salary due to the Employee through the last day of employment, plus any accrued bonus to which the Employee may have been entitled on the last day of employment, but had not yet been received; and (iii) the Employee's benefits and rights under any Benefit Plan, other than any basic health and medical benefit plan, shall be paid, retained or forfeited in accordance with the terms of such plan; provided, however, that Employer shall have no obligation to make any payments toward these benefits for Employee from and after termination.

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              (F) PRESERVATION OF CERTAIN PROVISIONS. Notwithstanding any
              provisions of this Agreement to the contrary, the provisions of Sections 7 through 12 hereof shall survive the expiration or termination of this Agreement as necessary to give full effect to all of the provisions of this Agreement.

         7. NON-COMPETITION BY EMPLOYEE. During the term of this Agreement, the Employee shall not, directly or indirectly, either as an Employee, Employer, Consultant, Agent, Principal, Partner, Corporate Officer, Director, Shareholder, Member, Investor or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatever with the business of the Company. For these purposes, the business of the Company is establishing and providing mobile wireless communications services (the "Business"), including all aspects of the Business, within the Service Area as that term is defined in the Schedule of Definitions referred to in and incorporated by reference into that certain Sprint PCS Management Agreement dated July 17, 1998 and as it may be amended from time to time or any other similar Sprint Management Agreement to which the Company or any of its affiliates or subsidiaries may be a party ("the Sprint Agreement"). Furthermore, upon the expiration of this Agreement or the termination of this Agreement prior to the Termination Date, for any reason, the Employee expressly agrees not to engage or participate, directly or indirectly, either as an Employee, Employer, Consultant, Agent, Principal, Partner, Stockholder, Corporate Officer, Director, Shareholder, Member, Investor or in any other individual or representative capacity, for a period of two (2) years in any business that is in competition with the Business and that is located within and/or doing business within the Service Area as defined above as in existence during the term of the Employee's employment with the Company. The parties agree that the Company has a legitimate interest in protecting the Business and goodwill of the Company that has developed in the areas of the Company's Business and in the geographical areas of this Covenant Not To Compete as a result of the operations of the Company. The parties agree that the Company is entitled to protection of its interests in these areas. The parties further agree that the limitations as to time, geographical area, and scope of activity to be restrained do not impose a greater restraint upon Employee than is necessary to protect the goodwill or other business interest of the Company. The parties further agree that in the event of a violation of this Covenant Not To Compete, that the Company shall be entitled to the recovery of damages from Employee and/or an injunction against Employee for the breach or violation or continued breach or violation of this Covenant. The Employee agrees that if a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Section 7 is overly restrictive and unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Section 7 shall remain in full force and effect. The Employee further agrees that if a court of competent jurisdiction determines that any provision of this Section 7 is invalid or against public policy, the remaining provisions of this Section 7 and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

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         8. EXCEPTIONS TO NON-COMPETITION COVENANTS. Notwithstanding anything herein to the contrary or apparently to the contrary, the following shall not be a violation or breach of the non-competition covenants contained in this Agreement. Employee may invest in the securities of any enterprise (but without otherwise participating in the activities of such enterprise) if (a) such securities are listed on any national or regional securities exchange or have been registered under section 12(g) of the Securities Exchange Act of 1934 and
(b) the Employee does not beneficially own (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) in excess of 5% of the outstanding capital stock of such enterprise.

         9. CONFIDENTIAL INFORMATION. The Employee recognizes and acknowledges that he will have access to certain information of members of the Company Group (as defined below) and that such information is confidential and constitutes valuable, special and unique property of such members of the Company Group. The parties agree that the Company has a legitimate interest in protecting the Confidential Information, as defined below. The parties agree that the Company is entitled to protection of its interests in the Confidential Information. The Employee shall not at any time, either during or subsequent to the term of this Agreement, disclose to others, use, copy or permit to be copied, except in pursuance of his duties for and on behalf of the Company, it successors, assigns or nominees, any Confidential Information of any member of the Company Group (regardless of whether developed by the Employee) without the prior written consent of the Company. Employee acknowledges that the use or disclosure of the Confidential Information to anyone or any third party could cause monetary loss and damages to the Company. The parties further agree that in the event of a violation of this covenant against non-use and non-disclosure of Confidential Information, that the Company shall be entitled to a recovery of damages from Employee and/or an injunction against Employee for the breach or violation or continued breach or violation of this covenant.

         As used herein, "Company Group" means the Company, and any entity that directly or indirectly controls, is Controlled by, or is under common control with, the Company, and for purposes of this definition "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

         The term "Confidential Information" with respect to any person means any secret or confidential information or know-how and shall include, but shall not be limited to, the plans, financial and operating information, customers, supplier arrangements, contracts, costs, prices, uses, and applications of products and services, results of investigations, studies or experiments owned or used by such person, and all apparatus, products, processes, compositions, samples, formulas, computer programs, computer hardware designs, computer firmware designs, and servicing, marketing or manufacturing methods and techniques at any time used, developed, investigated, made or sold by such person, before or during the term of this Agreement, that are not readily available to the public or that are maintained as confidential by such person. The Employee shall maintain in confidence any Confidential Information of third parties received as a result of his

                                       7
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employment with the Company in accordance with the Company's obligations to such third parties and the policies established by the Company.

         10. DELIVERY OF DOCUMENTS UPON TERMINATION. The Employee shall deliver to the Company or its designee at the termination of his employment all correspondence, memoranda, notes, records, drawings, sketches, plans, customer lists, product compositions, and other documents and all copies thereof, made, composed or received by the Employee, solely or jointly with others, that are in the Employee's possession, custody, or control at termination and that are related in any manner to the past, present, or anticipated business or any member of the Company Group. In this regard, the Employee hereby grants and conveys to the Company all right, title and interest in and to, including without limitation, the right to possess, print, copy, and sell or otherwise dispose of, any reports, records, papers, summaries, photographs, drawings or other documents, and writings, and copies, abstracts or summaries thereof, that may be prepared by the Employee or under his direction or that may come into his possession in any way during the term of his employment with the Company that relate in any manner to the past, present or anticipated business of any member of the Company Group.

         11. MEDIATION. The Company and Employee agree to mediate any disputes between them arising under any of the provisions of this Agreement other than the provisions of Sections 7 through 10 hereof. Nothing in this Section 11 applies to or governs disputes arising under Sections 7 through 10 of this Agreement. In the event of any such dispute, the parties, within thirty (30) days of a written request for mediation, shall attend, in good faith, a mediation in order to make a good faith reasonable effort to resolve such dispute arising under this Agreement. The parties shall attempt, in good faith, to agree to a mediator. If unable to so agree, in that event, there will be no mediation. If this good faith mediation effort fails to resolve any dispute arising under this Agreement, either party may pursue any appropriate legal action regarding said dispute.

         12. SUCCESSORS; BINDING AGREEMENT; ASSIGNMENT. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such express assumption and agreement at or prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation and benefits from the Company in the same amount and on the same terms to which the Employee would be entitled hereunder if the Company terminated the Employee's employment without Cause. For purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. The Company may not assign this Agreement, except in connection with, and to the acquiror of, all or substantially all of the business or assets of the Company, provided such acquiror expressly assumes and agrees in writing to perform this

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Agreement as provided in this Section. The Employee may not assign his rights or delegate his duties or obligations under this Agreement.

         13. NOTICE. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly made or given when hand delivered, one (1) business day after being transmitted by telecopier (confirmed by mail) or sent by overnight courier against receipt, or five (5) days after being mailed by registered or certified mail, postage prepaid, return receipt requested, to the party to whom such communication is given at the address set forth below, which address may be changed by notice given in accordance with this Section:

If to the Company:                       Alamosa PCS, Inc.
                                         4403 Brownfield Highway
                                         Lubbock, Texas 79407
                                         Attn: David E. Sharbutt, Chairman

With Copy to:                            Jack McCutchin, Jr.
                                         Crenshaw, Dupree & Milam, L.L.P.
                                         P.O. Box 1499
                                         Lubbock, Texas 79408-1499

If to the Employee:                      Margaret Couch
                                         5215 87th
                                         Lubbock, Texas 79724

With Copy to:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------

         14.  MISCELLANEOUS.

              (A) SEVERABILITY. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

              (B) NO ORAL MODIFICATION, WAIVER OR DISCHARGE. No provisions of this Agreement may be modified, waived or discharged orally, but only by a waiver, modification or discharge in writing signed by the Employee and such officer as may be designated by the Board of Directors of the Company to execute such a waiver, modification or discharge, No waiver by either party hereto at any time of any breach by the other party hereto of, or failure to be in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been

                                       9
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              made by either party which are not expressly set forth in this
              Agreement or in the documents attached as Exhibits to this Agreement.

              (C) INVALID PROVISIONS. Should any portion of this Agreement be adjudged or held to be invalid, unenforceable or void, such holding shall not have the effect of invalidating or voiding the remainder of this Agreement and the parties hereby agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this Agreement to the extent required for the purposes of validity and enforcement thereof.

              (D) ENTIRE AGREEMENTS. This Agreement and the Exhibits attached hereto represent the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings, express or implied, between the Employee and the Company with respect to the subject matter hereof.

              (E) SECTION HEADINGS FOR CONVENIENCE ONLY. The section headings herein are for the purpose of convenience only and are not intended to define or limit the contents of any section.

              (F) EXECUTION IN COUNTERPARTS. The parties may sign this Agreement in counterparts, all of which shall be considered one and the same instrument.

              (G) GOVERNING LAW AND PERFORMANCE. This Agreement shall be governed by the laws of the State of Texas and shall be deemed to be executed in and performance called for in Lubbock, Lubbock County, Texas, or at the Company's sole option, by the laws of the state or states where this Agreement may be at issue in any litigation involving the Company.

         DATED this 27th day of January, 2000, to be effective February 3, 2000.

                                       COMPANY

                                       ALAMOSA PCS, INC.


                                       By /s/ Jerry Brantley
                                          ------------------------------
                                          Name:  Jerry Brantley
                                          Title: COO

                                       EMPLOYEE


                                       /s/ Margaret Couch
                                       ---------------------------------
                                       Margaret Couch


Approved as to the mediation provisions in Paragraph 12 above.

                                       CRENSHAW, DUPREE & MILAM, L.L.P.


                                       By
                                          ------------------------------
                                          JACK McCUTCHIN, JR.
                                          Attorneys for Alamosa PCS, Inc.




                                       ---------------------------------
                                       Attorney for Employee

                                       11
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                          EMPLOYMENT AGREEMENT ADDENDUM

This Addendum ("Addendum") is made as of the 31st day of January, 2000 ("Effective Date") between ALAMOSA PCS Holdings Inc., a Delaware corporation ("ALAMOSA PCS") Margaret Couch, (Employee). Pursuant to the Employment Agreement executed by and between ALAMOSA PCS and the Employee, ALAMOSA PCS offers the following addendum which is subject to the terms and conditions as agreed to in the employment agreements and which will replace section 2(b) of the executed employment agreement between said parties:

    BONUS. In addition to the Employee's base salary, the Employee shall be eligible to receive a bonus (a "Quarterly Bonus") for each calendar quarter in an amount, if any, determined as follows: In each calendar quarter, beginning with the quarter ending March 30, 2000, Employee's Quarterly Bonus shall be equal to the sum of (1) plus (2) as follows:

         (1) $7,500.00 multiplied by the percentage set forth opposite each Expected Milestone set forth in the bonus plan objectives as established from time to time by the employer.

         (2) $7,500.00 multiplied by the percentage set forth opposite each Exceptional Milestone set forth in the bonus plan objectives as established from time to time by the employer.

    If any particular Expected Milestone or Exceptional Milestone is not achieved for any calendar quarter, that percentage share of the dollar amount specified in (1) or (2) above, as the case may be, shall not be payable as part of the Quarterly Bonus. The Expected Milestones, Exceptional Milestones and percentages set forth on the plan containing the objectives to be evaluated as established by employer may be changed by the Company at any time and from time to time, but any such change shall not apply earlier than the calendar quarter following the calendar quarter in which such change is made by the Company and communicated to the Employee. Such changes are at the sole discretion of the employer. Employer may also, in its sole discretion, change the amounts of the bonuses to be awarded for each milestone. Such changes shall not apply earlier than the calendar quarter following the calendar quarter in which such change is made by the Company and communicated to the Employee.

    Any Quarterly Bonus owing to the Employee shall be paid within forty-five
    (45) days following the end of the applicable calendar quarter.

By signing below, the parties agree to perform in accordance with the terms and conditions as set forth in this addendum.

Signature: /s/ Margaret Couch          Signature: /s/ Jerry Brantley
           ------------------------               ------------------------
Printed Name: Margaret Couch           Printed Name: Jerry Brantley
              ---------------------                  ---------------------
Date: 01-31-2000                       Date: 2/8/00
      -----------------------------          -----------------------------
Title: West Texas General Manager      Title: COO
       ----------------------------           ----------------------------